Exhibit 99.4

BUILDING MATERIALS HOLDING CORPORATION

FORM OF

WRITTEN CONSENT

This Written Consent is solicited by the Board of Directors of Building Materials Holding Corporation

Please return this consent no later than 5:00 p.m. (Eastern time) on November [●], 2015. Your shares will be tabulated and voted to approve or disapprove the proposal as you indicate below. Any Written Consent returned without indicating a decision on the proposal will be voted to APPROVE the proposal.

The undersigned, being a holder of record of common stock, par value $0.001, of Building Materials Holding Corporation, a Delaware corporation (“BMC”), on October 26, 2015 hereby acts, by written consent without a meeting, regarding the matter set forth below with respect to all of the aforementioned shares of BMC common stock that the undersigned holds of record.

The undersigned acknowledges receipt of the joint proxy and consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 (No. 333-206421) of Stock Building Supply Holdings, Inc., a Delaware corporation (“SBS”), and which more fully describes the proposal below.

1.	Approval of the merger of BMC with and into SBS, with SBS continuing as the surviving corporation, adoption of the Agreement and Plan of Merger, dated as of June 2, 2015, by and between SBS and BMC and approval of the transactions contemplated thereby.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please date, sign and return this Written Consent promptly to BMC by faxing it to Building Materials Holding Corporation, Attention: Paul Street, General Counsel, at (208) 331-4477, by emailing a .pdf copy of the Written Consent to Paul.Street@BuildWithBMC.com, or by mailing this Written Consent to Building Materials Holding Corporation, 980 Hammond Drive NE, Atlanta, Georgia 30328, Attention: Paul Street, General Counsel.

IF AN INDIVIDUAL:	IF AN ENTITY:

By: (duly authorized signature)	(please print or type complete name of entity)

Name: (please print or type full name)	By: (duly authorized signature)

Title: (please print or type full name)	Name: (please print or type full name)

Title: (please print or type full name)

Date: , 2015	Date: , 2015